As filed with the Securities and Exchange Commission on December 12, 2005

                                                   Registration No. 333-122050

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                            COX COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)
                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   58-2112281
                      (I.R.S. Employer Identification No.)
                              1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
                                 (404) 843-5000
         (Address, including zip code, and telephone number, including, area code, of Registrant's principal executive offices)
                                 _______________

                                  John M. Dyer
                            Senior Vice President and
                             Chief Financial Officer
                            Cox Communications, Inc.
                              1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
                                 (404) 843-5000
     (Name, address, including zip code and telephone number, including area code, of agent for service)
                                 _______________

                 Please address a copy of all communications to:

                                 Thomas D. Twedt
                          Dow, Lohnes & Albertson, PLLC
                          1200 New Hampshire Avenue, NW
                             Washington, D.C. 20036
                                 (202) 776-2000
                                 _______________

Approximate date of commencement of proposed sale to the public:
   Not applicable.
If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box.   ___

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   ___

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

==============================================================================

                          DEREGISTRATION OF SECURITIES


Cox Communications, Inc., a Delaware corporation ("Cox"), filed this Registration Statement No. 333-122050 (the "Registration Statement") to register $500.0 million aggregate principal amount of floating rate notes due 2007, $1.25 billion aggregate principal amount of 4.625% notes due 2010 and $1.25 billion aggregate principal amount of 5.450% notes due 2014 to be offered for exchange with substantially similar notes issued by Cox Communications in December 2004 pursuant to a private placement (the "Exchange Offer"). The Exchange Offer expired on May 19, 2005, and the notice of guaranteed delivery period expired on May 26, 2005. As a result of the Exchange Offer, Cox accepted all validly tendered and delivered outstanding notes and issued notes registered on the Registration Statement in the following denominations:


Floating Rate Notes                 $  494,300,000
4.625% Notes                        $1,224,560,000
5.450% Notes                        $1,249,900,000

Pursuant to this Post-Effective Amendment No. 1, Cox hereby deregisters all debt securities registered pursuant to the Registration Statement that were not exchanged by Cox in the Exchange Offer for validly tendered and delivered outstanding notes.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cox Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 12th day of December, 2005.


                                   COX COMMUNICATIONS, INC.


                                   By: /s/ James O. Robbins
                                      -------------------------------------
                                      James O. Robbins
                                      President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-4 has been signed below by the following persons on behalf of Cox Communications, Inc. and in the capacities and on the dates indicated.


         Signature                     Title                          Date


 /s/ James C. Kennedy            Chairman of the Board         December 12, 2005
---------------------------         of Directors
     James C. Kennedy


 /s/ James O. Robbins             President and Chief          December 12, 2005
---------------------------   Executive Officer, Director
     James O. Robbins


 /s/ John M. Dyer               Senior Vice President and      December 12, 2005
---------------------------     Chief Financial Officer
     John M. Dyer             (Principal Financial Officer)


 /s/ William J. Fitzsimmons    Vice President of Accounting    December 12, 2005
---------------------------        and Financial Planning
     William J. Fitzsimmons    (Principal Accounting Officer)


 /s/Robert C. O'Leary                    Director              December 12, 2005
---------------------------
    Robert C. O'Leary


 /s/ G. Dennis Berry                     Director              December 12, 2005
---------------------------
     G. Dennis Berry


  /s/ Rodney W. Schrock                  Director              December 12, 2005
---------------------------
      Rodney W. Schrock


 /s/ Janet M. Clarke                     Director              December 12, 2005
---------------------------
     Janet M. Clarke